Filed in the Office of	Business Number C23651-1998
FVAguilar	Filing Number 20255368200
Secretary of State State Of Nevada	Filed On 12/11/2025 9:27:00 AM
	Number of Pages 6

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: USBC, Inc. Entity or Nevada Business Identification Number (NVID): C23651-1998
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series H Convertible Preferred Stock Date of Designation: 06/02/2025 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * The Certificate of Designation, as amended, of the corporation's Series H Convertible Preferred Stock is hereby withdrawn.
8. Signature: (Required)	X Signed by: Kitty Payne 16483C4232B9446 Signature of Officer Date: 12/10/2025

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF USBC, INC.

December 10, 2025

The undersigned, being all of the directors (the "Board of Directors") of USBC, Inc. fka Know Labs, Inc., a Nevada corporation (the "Corporation"), acting in accordance with Nevada Revised Statutes ("NRS"), including NRS 78.315, as well as the Articles of Incorporation of the Corporation, as amended, supplemented and restated from time to time (the "Articles of Incorporation"), and the Corporation's Second Amended and Restated Bylaws, hereby adopt and approve the following recitals and resolutions by written consent, effective as of the date that all of the undersigned have executed this instrument, which shall have the same force and effect as if adopted at a duly-convened meeting of the Board of Directors, and a copy of which shall be filed with the minutes of the Corporation.

WITHDRAWAL OF SERIES C CERTIFICATE OF DESIGNATION, SERIES D CERTIFICATE OF DESIGNATION, AND SERIES H CERTIFICATE OF DESIGNATION

WHEREAS, there being no shares of any class of preferred stock issued and outstanding, the Board of Directors has determined that it is advisable and in the best interests of the Corporation and its stockholders to withdraw the certificate of designation for the Corporation's Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series H Convertible Preferred Stock, as set forth in the certificates of withdrawal attached hereto as Exhibit A, Exhibit B, and Exhibit C, respectively (the "Certificates of Withdrawal");

NOW, THEREFORE, BE IT:

RESOLVED, that the Certificates of Withdrawal for the Corporation's Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series H Convertible Preferred Stock are hereby authorized and approved in all respects, and each of the officers of the Corporation (collectively, the "Authorized Officers") is hereby authorized, empowered and directed, in the name and on behalf of the Corporation, to sign and file the same with the office of the Nevada Secretary of State on such date and at such time as determined by any of such Authorized Officers in their discretion (the filing of such Certificate of Withdrawal to be conclusive evidence of such determination and approval by the Board of Directors thereof); and be it further

RELATED ACTIONS AND GENERAL AUTHORITY

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and empowered to take any and all actions, and to execute and deliver any and all documents, agreements, certificates, and instruments, and to make any and all payments, as they may deem necessary, appropriate, or desirable to carry out the intent and purposes of the foregoing resolutions, and that the execution of any such documents or the taking of any such actions by any such officer shall be conclusive evidence of such officer's authority to act on behalf of the Corporation and of the Corporation's approval and ratification of such documents and actions

RESOLVED, that any and all actions heretofore taken by the officers or directors of the Corporation in connection with the matters contemplated by the foregoing resolutions be, and they hereby are, ratified, confirmed, and approved in all respects; and be it further

COUNTERPARTS

RESOLVED, that this joint written consent may be executed in several counterparts, including, without limitation, facsimile, email or PDF counterparts, all of which shall be deemed an original and which shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent effective as of the date first set forth above.

Signed by:
Greg Kidd
EE9AD4AA1842A4E...

Greg Kidd

Signed by:
85C8646E2901401...

Linda Jenkinson

Signed by:
Ron Erickson
422FA04CA83149D...

Ron Erickson

Signed by:
Jon Pepper
40A414002049499...

Jon Pepper

Signed by:
EF216C3ECA4C474...

William Owens

DocuSigned by:
15311CFF3A284D9...

Ichiro Takesako

DocuSigned by:
Larry Ellingson
73E6D1B096BF42A...

Larry Ellingson

<u>Exhibit A</u>

Certificate, Amendment, or Withdrawal of Designation
Series C Convertible Preferred Stock

(attached)

Exhibit B

Certificate, Amendment, or Withdrawal of Designation
Series D Convertible Preferred Stock

(attached)

<u>Exhibit C</u>

Certificate, Amendment, or Withdrawal of Designation
Series H Convertible Preferred Stock

(attached)